OPINION OF CUMMINGS & LOCKWOOD


                                                                    EXHIBIT 5.01
                                                                    ------------

                                                October 21, 1999

Voicenet, Inc.
1040 First Avenue
New York, New York 10022

Dear Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about November 8, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 600,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of stock options to be to be granted by you under the 1998 Stock Option Plan of Voicenet, Inc.(the "1998 Plan").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion, including: (a) the Certificate of Incorporation of the Company in the form filed as Exhibit 3(a) to the Company's Registration
Statement of Form SB-2 (Commission File No.              );  (b) the  By-Laws of
the  Company  in the form filed as Exhibit  3(b) to the  Company's  Registration
Statement of Form SB-2 (Commission  File No.             ); (c) the Registration
Statement; (d) resolutions adopted by the unanimous written consent of the Board of Directors of the Company relating to the approval of the 1998 Plan, certified by the Secretary of the Company; (e) a certificate of the Secretary of the Company as to consent of the of the shareholders of the Company relating to the approval of the 1998 Plan; and (f) the 1998 Plan.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documentswhere due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of New York, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of New York and the existing Delaware General Corporation Law without reference to case law or secondary sources.

        Based upon the foregoing, it is our opinion that the 600,000 shares of Stock that may be issued and sold by you upon the exercise of stock options to be granted under the 1998 Plan, when issued and sold in accordance with the applicable Plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,



                                        CUMMINGS & LOCKWOOD